Exhibit 23.3


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                       Consent of Independent Accountants


We consent to the incorporation by reference in this amendment no. 1 Registration Statement on Form S-4 of our report dated March 15, 1996, on our audits of the consolidated financial statements of Denver and Ephrata Telephone and Telegraph Company. We also consent to the reference to our Firm under the caption "Experts."



/s/ Coopers & Lybrand L.L.P.



Coopers & Lybrand L.L.P.
Philadelphia, Pennsylvania
January 17, 1997